Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         INTERMEDIA COMMUNICATIONS INC.

      Intermedia Communications Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

      1. This Amended and Restated Certificate of Incorporation, which was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation. The Corporation was originally incorporated under the name Intermediate Communications of Florida, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 9, 1987.

      2. The text of the Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, is hereby restated and further amended to read, in its entirety, as follows:

      FIRST:The name of the Corporation is Intermedia Communications Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808, in the County of New Castle. The name of its registered agent at that address is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 152,000,000 shares, of which 150,000,000 shares shall be classified as Common Stock, $.01 par value per share ("Common Stock"), and 2,000,000 shares shall be classified
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as Preferred Stock, $1.00 par value per share ("Preferred Stock").

      The following is a statement of the designations and the powers, privileges and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

      A. COMMON STOCK.

            1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "Board") upon any issuance of the Preferred Stock of any series.

            2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

            3. Dividends. Dividends may be declared and paid on the Common Stock from sources lawfully available therefor as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Preferred Stock.

            4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or participating rights of any then outstanding Preferred Stock.

      B. PREFERRED STOCK.

            The Preferred Stock may be issued in one or more series. The number, designation and all of the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of any series of Preferred Stock may be fixed by the Board as provided in Section 151 of the GCL. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.
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            The number, designations, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of the respective series of Preferred Stock issued by the Corporation prior to the date of filing of this Amended and Restated Certificate of Incorporation and outstanding on the date hereof are set forth in (a) the Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13 1/2% Series A and Series B Redeemable Exchangeable Preferred Stock Due 2009 filed in the office of the Secretary of State of the State of Delaware on March 6, 1997 (as amended (i) by the Certificate of Amendment to the Restated Certificate of Incorporation filed with the office of the Secretary of State of the State of Delaware on May 30, 1997, and (ii) pursuant to the Certificate of Merger (the "Certificate of Merger") providing for the merger of Wildcat Acquisition Corp. with and into the Corporation filed with the office of the Secretary of State of the State of Delaware on June 29, 2001), as provided in Exhibit A attached hereto,
      (b) the Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 14.12% Series H Redeemable Preferred Stock Due 2009 filed in the office of the Secretary of State of the State of Delaware on November 6, 2000, as provided in Exhibit B attached hereto and (c) the Certificate of Designation for Junior Preferred Stock filed as part of the Certificate of Merger, as provided in Exhibit C attached hereto.

      FIFTH: The number of directors constituting the entire Board shall be not less than one (1), or such greater number as may be determined by the Board of Directors from time to time.

      SIXTH: Except as set forth in this Article Sixth, all action required or permitted to be taken by the Corporation's stockholders may be effected at a duly called Annual or Special Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be

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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than the unanimous written consent shall be given to those stockholders who have not consented in writing.

      SEVENTH: The Corporation shall to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, indemnify all directors and officers of the Corporation. The Corporation may, in its sole discretion, indemnify employees and agents of the Corporation to the extent permitted by
Section 145. Directors of the Corporation shall have no personal liability for monetary damages for breach of a fiduciary duty, or failure to exercise any applicable standard of care, of a director to the fullest extent permitted by
Section 102(b)(7) of the GCL.

      EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon
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stockholders, directors and officers are subject to this reservation.

      TENTH: The Board of Directors (by action taken by a majority of the entire Board of Directors then in office) may amend or change the By-Laws of the Corporation in any respect.

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      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation has been signed by its authorized officer, Bernard J. Ebbers, this 2nd day of August, 2001.

ATTEST:

                                        Intermedia Communications
                                        Inc.,


 s/ Scott Sullivan                         By s/ Bernard J. Ebbers
-----------------------------                 ----------------------------------
Scott Sullivan                                Bernard J. Ebbers
Secretary                                     Chief Executive Officer
                                              and President
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                                                                       EXHIBIT A

                   CERTIFICATE OF DESIGNATION OF VOTING POWER,

                             DESIGNATION PREFERENCES

                    AND RELATIVE, PARTICIPATING, OPTIONAL AND

                              OTHER SPECIAL RIGHTS

                         AND QUALIFICATIONS, LIMITATIONS

                                AND RESTRICTIONS

                                       OF

                          13 1/2% SERIES A AND SERIES B

                REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2009

                                       OF

                         INTERMEDIA COMMUNICATIONS INC.

                                   ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ----------

            Two series of preferred stock having a par value of $1.00 per share, which shall be designated as Series A Redeemable Exchangeable Preferred Stock due 2009 (the "Series A Preferred Stock") and Series B Redeemable Exchangeable Preferred Stock due 2009 (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Exchangeable Preferred Stock"), the Series A Preferred Stock consisting of 60,000 shares, and the Series B Preferred Stock consisting of 600,000 shares, provided that no shares of Series B Preferred Stock may be issued, except upon the surrender and cancellation of such number of shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of Series B Preferred Stock so issued, shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:
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      1. CERTAIN DEFINITIONS.

            Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

            "Applicable Redemption Price" means a price per share equal to the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption if redeemed during the 12-month period commencing on March 31 of each of the years set forth below:

2002 ..............................................................      106.75%
2003 ..............................................................      105.40%
2004 ..............................................................      104.05%
2005 ..............................................................      102.70%
2006 ..............................................................      101.35%
2007 and thereafter ...............................................      100.00%

            "Asset Sale" means when the Company and its Subsidiaries, whether in a single transaction or a series of

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related transactions occurring within any twelve-month period, (i) sell, lease, convey, dispose of or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) (other than sales, leases, conveyances, dispositions or other transfers (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company, (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 9(a) hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to
Section 9(d) hereof) or (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary), if, in the case of either (i) or
(ii) above, in a single transaction or a series of related transactions occurring within any twelve- month period, such assets or securities (x) have a Fair Market Value in excess of $2.0 million or (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million.

            "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
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            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

            "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements. The average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

            "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
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            "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness and Liquidation Preference of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Disqualified Stock or Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness and Liquidation Preference for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period, (B) the discharge of any other Indebtedness or Preferred Stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination, (2) if since the beginning of such period the
Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness
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                                                                               6


(including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, however, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) or stock bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

            "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such
Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements,
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                                                                               7


instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

            "Consolidated Indebtedness and Liquidation Preference" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness and liquidation preference of Preferred Stock of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

            "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated with respect to such Indebtedness), (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period) and (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof,
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                  (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

                  (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

                  (iv) the cumulative effect of a change in accounting
            principles shall be excluded, and

                  (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

            "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated 5 for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
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            "Credit Facility" means any credit facility entered into by and among the Company and/or any Subsidiary and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

            "Debentures" means the Exchange Debentures and the New Exchange Debentures.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to March 31, 2009, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to March 31, 2009 shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Exchangeable Preferred Stock contained in Section 8 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to
Section 8 hereof.

            "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.
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            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

            "Event of Default" means any Voting Rights Triggering Event.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

            "Exchange Debentures" means the Company's 13 1/2% Series A Senior Subordinated Debentures due 2009, issuable in exchange for the Exchangeable Preferred Stock.

            "Exchange Offer" means the exchange offer of the Series B Preferred Stock for the Series A Preferred Stock or the New Debentures for the Exchange Debentures, as applicable, pursuant to the Registration Rights Agreement.

            "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

            "Existing Senior Notes" means the Company's 13 1/2% Senior Notes due 2005 and the Company's 12 1/2% Senior Discount Notes due 2006.

            "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided further, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed; it being understood that Indebtedness with respect to this Certificate of Designation does not include any obligation with respect to the Exchangeable Preferred Stock.

            "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Certificate of Designation.

            "Issue Date" means the initial issuance date of the Series A Preferred Stock.

            "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

            "Liquidation Preference" means $10,000 per share of Series A Preferred Stock and $1,000 per shares of Series B Preferred Stock.

            "Marketable Securities" means:

                  (i) Government Securities;

                  (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

                  (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

                  (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

                  (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

            "New Exchange Debentures" means the 13 1/2% Series B Senior Subordinated Debentures due 2009 of the Company issued pursuant to the Exchange Offer.

            "Permitted Investment" means (a) any Investments in the Company or any Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the

Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investments in property or assets to be used in (A) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date or (B) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either (A) such Person becomes a Subsidiary of the Company or any of its Subsidiaries or (B) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such Subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (h) Hedging Obligations permitted to be incurred by Section 9(b) hereof; and (i) bonds, notes, debentures or other securities received as a result of Asset Sales.

            "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts; (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance; (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom; (iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods; (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security, or 9 Guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection of deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing; and (x) all books and records relating to any of the foregoing.

            "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

            "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "S&P" means Standard & Poor's Rating Group and its successors.

            "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

            "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

            "Strategic Investor" means, with respect to any sale of the Company's Capital Stock, any Person which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has, or whose parent has, a Total Market Capitalization of at least $1.0 billion on a consolidated basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale). For purposes of this definition, the term parent means any Person of which the referent Strategic Investor is a Subsidiary.

            "Subsidiary" of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof; provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary." "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those 10 identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

            "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

            "Total Common Equity" of any Person means, as of any date of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors.

            "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Investor"), the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding share of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

            "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

            "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

            "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition or construction of Telecommunications Related Assets.

            "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only

      2. RANKING.

            The Exchangeable Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date of this Offering Memorandum by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any additional shares of Exchangeable Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the date of the Offering Memorandum by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after the date of the Offering Memorandum by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

      3. DIVIDENDS.

            (a) The holders of shares of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date accruing at the rate of 13 1/2% of the Liquidation Preference per share per annum, payable quarterly in arrears on each of the last days of March, June, September and December or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding March 15, June 15, September 15 and December 15, (each, a "Record Date"). Dividends shall be payable in cash, except that on each Dividend Payment Date occurring on or prior March 31, 2002, dividends may be paid, at the Company's option, by the issuance of additional shares of Exchangeable Preferred Stock (including fractional shares, provided, that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Exchangeable Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. The first dividend payment of Exchangeable Preferred Stock shall be payable on June 30, 1997. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30- day months and will be deemed to accrue on a daily basis.

            (b) Dividends on the Exchangeable Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Exchangeable Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

            (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Exchangeable Preferred Stock. Unless full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Exchangeable

Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

      4. LIQUIDATION RIGHTS.

            Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Exchangeable Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Exchangeable Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Exchangeable Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchangeable Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

      5. REDEMPTION BY THE COMPANY.

            (a) On March 31, 2009 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock. The Company shall take all actions required or permitted under the DGCL to permit such redemption.

            (b) The Exchangeable Preferred Stock may not be redeemed at the option of the Company prior to March 31, 2002. The Exchangeable Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after March 31, 2002, at the Applicable Redemption Price. Notwithstanding the foregoing sentence, prior to March 31, 2000, the Company may, on any one or more occasions, use the net proceeds of one or more underwritten public offerings of its Common Stock or the sale or sales of its Capital Stock (other than Disqualified Stock) to a Strategic Investor provided that the proceeds of such offerings and sales are at least equal to $50 million, to redeem up to 35% of the shares of Exchangeable Preferred Stock then outstanding (whether initially issued or issued in lieu of cash dividends) at a redemption price equal to 113 1/2% of the Liquidation Preference per share plus, accumulated and unpaid dividends and Liquidated Damages, if 13 any, to the date of redemption; provided that, after any such redemption, at least 65% of Exchangeable Preferred Stock initially issued remains outstanding.

            (c) In case of redemption of less than all of the shares of Exchangeable Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

            (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Exchangeable Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Exchangeable Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Exchangeable Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

            (e) If notice has been mailed in accordance with Section 5(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Exchangeable Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

            (f) Any funds deposited with a bank or trust company for the purpose of redeeming Exchangeable Preferred Stock shall be irrevocable except that:

                  (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Exchangeable Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the 14 Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

            (g) No Exchangeable Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

            (h) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Exchangeable Preferred Stock shall be redeemed unless all outstanding shares of Exchangeable Preferred Stock are simultaneously redeemed.

            (i) All shares of Exchangeable Preferred Stock redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Exchangeable Preferred Stock.

      6. EXCHANGE.

            (a) The Company may, at its option, on any Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Exchangeable Preferred Stock for Debentures; provided, that on the date of such exchange (i) there are no accumulated and unpaid dividends and Liquidated Damages, if any, on the Exchangeable Preferred Stock (including the dividends payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default would exist under the Indenture and; (iv) the Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion of counsel to the Trustee to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

            (b) The Debentures shall be issuable in principal amounts of $1,000 and integral multiples thereof to the extent possible, and shall also be issuable in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Debentures to which such holder's shares of Exchangeable Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing any Debentures having a principal amount less than $1,000. Notice of the intention to exchange shall be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to each holder of record of Exchangeable Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which the Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book- entry transfers; and (iii) that dividends on the shares of Exchangeable Preferred Stock to be exchanged will cease to accumulate on the Exchange Date.

            (c) A holder delivering Exchangeable Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Debentures on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Debentures in a name other than that of the holder of the Exchangeable Preferred Stock. Certificates representing Debentures shall not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. 15

            (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Debentures have been duly executed and authenticated and an amount in cash or additional shares of Exchangeable Preferred Stock (as applicable) equal to all accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Exchangeable Preferred Stock to be exchanged shall no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Exchangeable Preferred Stock, and all rights of the holders thereof as stockholders of the Company shall cease, except the right of the holders to receive upon surrender of their certificates the Debentures and all accrued interest, if any, thereon to the Exchange Date.

            (e) As a condition to the exercise of the exchange rights described in this Section 6, the Company shall deliver an opinion to the Trustee as to the due authorization, execution, delivery and enforceability of both the Debentures and the Indenture and as to the compliance by the Company with the provisions hereof.

      7. VOTING RIGHTS.

            (a) The holders of record of shares of the Exchangeable Preferred Stock, in addition to the voting rights required under Delaware law and set forth below, shall be entitled to cast one-tenth of one vote per share on all matters, voting together with the common stock of the Company and the other classes of voting securities of the Company as a single class.

            (b) Upon:

                  (i) the accumulation of accumulated and unpaid dividends on the outstanding Exchangeable Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive);

                  (ii) the failure of the Company to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Exchangeable Preferred Stock;

                  (iii) the failure of the Company to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof;

                  (iv) the failure of the Company to comply with any of the other covenants or agreements set forth in this Certificate of Designation and the continuance of such failure for 60 consecutive days or more after notice; or

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event"); then the holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate single class, shall be entitled to elect such number of members to the Board of Directors of the Company constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two, and the number of members of the Company's Board of Directors shall be immediately and automatically increased by one or two, as the case may be. The voting rights provided for in this Section 7 shall be the exclusive remedy for the holders of the Exchangeable Preferred Stock for any violation by the Company of its obligations under this Certificate of Designation that constitutes an Event of Default.

            (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Exchangeable Preferred Stock. Such right of the holders of Exchangeable Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Triggering Events have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

            (d) At any time when such voting right shall have vested in the holders of Exchangeable Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 10% or more of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a holder of Exchangeable Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Exchangeable Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

            (e) If any director so elected by the holders of Exchangeable Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            (f) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class: (i) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible into or evidencing the right to purchase, shares of any class or series of Senior Securities, except, the Company may issue Senior Securities pursuant to Section 9(b) hereof; (ii) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities, except, the Company may issue: (i) shares of the Series B Preferred Stock as provided herein, (ii) shares of Exchangeable Preferred Stock to pay dividends thereon in accordance with the terms of this Certificate of Designation, and (iii) Parity Securities pursuant to Section 9(b) hereof; (iii) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Exchangeable Preferred Stock (a change in the initial Liquidation Preference per share of the Series B Preferred Stock not being deemed to be adverse, provided that the aggregate Liquidation Preference of the Series B Preferred Stock is equal to the aggregate Liquidation Preference of the Series A Preferred Stock exchanged for the Series B Preferred Stock); (iv) authorize the issuance of any additional shares of Exchangeable Preferred Stock (except for increases resulting from a change in the Liquidation Preference of the Series B Preferred Stock or resulting from a 10 for 1 stock split of the Series B Preferred Stock, provided that, in each case, the aggregate Liquidation Preference of the Series B Preferred Stock is equal to the aggregate Liquidation Preference of the Series A Preferred Stock exchanged for the Series B Preferred Stock); or (v) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation; provided, however, that (a) the Company may not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 662/3% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class and (b) without the consent of the holders of the Exchangeable Preferred Stock, the Company will have the ability to issue additional shares of Exchangeable Preferred Stock to pay dividends.

            (g) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Exchangeable Preferred Stock held by a non-consenting holder):

                  (i) alter the voting rights with respect to the Exchangeable
            Preferred Stock or reduce the number of shares of Exchangeable Preferred Stock whose holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the Liquidation Preference of or change the
            Mandatory Redemption Date of any share of Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable Preferred Stock (except as provided with respect to Section 8 hereof and except that the Company may reduce the Liquidation Preference on the Series B Preferred Stock prior to its issuance or effect a 10 for 1 stock split with respect to the Series B Preferred Stock, provided that, in each case, the aggregate Liquidation Preference of the Series B Preferred Stock is equal to the aggregate Liquidation Preference of the Series A Preferred Stock exchanged for the Series B Preferred Stock);

                  (iii) reduce the rate of or change the time for payment of dividends on any share of Exchangeable Preferred Stock;

                  (iv) waive the consequences of any failure to pay dividends on the Exchangeable Preferred Stock;

                  (v) make any share of Exchangeable Preferred Stock payable in any form other than that stated in this Certificate of Designation;

                  (vi) make any change in the provisions of this Certificate of
            Designation relating to waivers of the rights of holders of Exchangeable Preferred Stock to receive the Liquidation Preference and dividends on the Exchangeable Preferred Stock;

                  (vi) waive a redemption payment with respect to any share of
            Exchangeable Preferred Stock (except as provided with respect to Section 8 hereof); or

                  (vii) make any change in the foregoing amendment and waiver provisions.

            (h) The Company in its sole discretion may without the vote or consent of any holders of the Exchangeable

Preferred Stock amend or supplement this Certificate of Designation:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Exchangeable Preferred
            Stock in addition to or in place of certificated Exchangeable Preferred Stock; or

                  (iii) to make any change that would provide any additional rights or benefits to the holders of the Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

            Except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Exchangeable Preferred Stock.

      8. CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of shares of Exchangeable Preferred Stock to repurchase all or any part (but 19 not, in the case of any holder requiring the Company to purchase less than all of the shares of Exchangeable Preferred Stock held by such holder, any fractional shares) of such holder's Exchangeable Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

            (b) The Change of Control Offer shall include all instructions and materials necessary to enable holders to tender their shares of Exchangeable Preferred Stock.

            (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchangeable Preferred Stock as a result of a Change of Control.

            (d) Within 30 days following any Change of Control, the Company shall mail a notice to each holder stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Exchangeable Preferred Stock tendered will be accepted for payment;

                  (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (iii) that any share of Exchangeable Preferred Stock not tendered will continue to accumulate dividends;

                  (iv) that, unless the Company fails to pay the Change of
            Control Payment, all shares of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (v) that holders electing to have any shares of Exchangeable
            Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Exchangeable Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Exchangeable Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such shares purchased; and

                  (vii) the circumstances and relevant facts regarding such
            Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

            (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Exchangeable Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control 20 Payment in respect of all shares of Exchangeable Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Exchangeable Preferred Stock so tendered the Change of Control Payment for such Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Exchangeable Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Exchangeable Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (f) If, at the time of a Change of Control, the Company is prohibited by the terms of any Indebtedness from purchasing shares of Exchangeable Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of this Section 8, but in any event within 90 days following a Change of Control, the Company shall either (i) repay in full all outstanding Indebtedness or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Exchangeable Preferred Stock required by this covenant. The Company must first comply with the covenant described in the preceding sentence before it will be required to repurchase shares of Exchangeable Preferred Stock in the event of a Change of Control; provided, that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Exchangeable Preferred Stock will be the voting rights arising from a

Voting Rights Triggering Event. Moreover, the Company will not repurchase or redeem any Exchangeable Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Existing Senior Notes pursuant to the Change of Control covenants in the Existing Senior Notes Indentures.

            (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

      9. CERTAIN COVENANTS.

            (a) Restricted Payments. The Company and its Subsidiaries shall not, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company that are Junior Securities or of any of its Subsidiaries other than dividends or distributions payable (A) in Junior Securities of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

                  (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company that are Junior Securities or of any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

                  (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                        (A) no Default or Event of Default has occurred and is
                  continuing or would occur as a consequence thereof;

                        (B) after giving effect to such Restricted Payment on a
                  pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 9(b) hereof; and

                        (C) such Restricted Payment, together with the aggregate
                  of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date including any Restricted Payments made pursuant to clauses (i), (iii) and (iv) of the next paragraph), is less than the sum of

                              (w) 50% of the Consolidated Net Income of the
                        Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                              (x) 100% of the aggregate net cash proceeds
                        received by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after the Issue Date (other than any such Equity Interests, the proceeds of which were used as set forth in clause (ii) below), plus

                              (y) 100% of the sum of, without duplication, (1)
                        aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or Fair Market Value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (vi) of the next succeeding paragraph, plus

                              (z) $10.0 million.

            The foregoing provisions will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions hereof;

                  (ii) the Retirement of any Junior Securities of the Company or
            Equity Interests of any Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Junior Securities of the Company (other than Disqualified Stock) or other Equity Interests of such Subsidiary that is not Disqualified Stock;

                  (iii) the Retirement of any Junior Securities of the Company
            or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and

                  (iv) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed 5% of the Total Common Equity of the Company;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), and (iv), no Default or Event of Default shall have occurred and be continuing.

            A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition thereof, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

            The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the Fair Market Value of such Investments at the time of such designation and (z) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

            The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 9(b) hereof and (ii) no Default or Event of Default would be in existence following such designation.

            (b) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.

                  (i) The Company and its Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) and

                  (ii) The Company and its Subsidiaries shall not issue any
            Disqualified Stock or any Preferred Stock,

provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock or any Preferred Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance (A) does not exceed 6.5 to 1 if such incurrence or issuance occurs on or prior to June 1, 1999 and (B) does not exceed 6.0 to 1 if such occurrence or issuance occurs after June 1, 1999, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period. If the Company incurs any Indebtedness or issues or redeems any Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock or Disqualified Stock as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

            The foregoing limitation will not apply to (with each exception to be given independent effect):

            (a) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Subsidiaries thereunder) not to exceed $75.0 million in the aggregate at any one time outstanding;

            (b) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

            (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Existing Senior Notes; and the Series B Preferred Stock issued in exchange for the Series A Preferred Stock pursuant to the Registration Rights Agreement (and any shares of Exchangeable Preferred Stock issued as dividends thereon):

            (d) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $25.0 million at any one time outstanding;

            (e) the incurrence by the Company of Indebtedness or Preferred Stock in an aggregate principal amount and liquidation preference not to exceed 2.0 times the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Equity Interests of the Company plus the fair market value of Equity Interests (other than Disqualified Stock) issued in connection with any acquisition of any Telecommunications Business;

            (f) the incurrence by the Company and/or any of its Subsidiaries of Acquired Debt in connection with any acquisition of any Telecommunications Business in an amount not to exceed $50.0 million;

            (g) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness (or the incurrence of Preferred Stock or Disqualified Stock to Refinance Preferred Stock or Disqualified Stock, as the case may be), other than Indebtedness incurred pursuant to clause (a) above, but only to the extent that:

                  (1) the net proceeds of such Refinancing Indebtedness or
            Refinancing Capital Stock, as the case may be, does not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) or the liquidation preference of the Capital Stock so Refinanced plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

                  (2) the Refinancing Indebtedness or the Refinancing Capital
            Stock, as the case may be, shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness or Capital Stock being Refinanced; and

                  (3) if the Capital Stock being Refinanced is subordinated in right of payment to the Exchangeable Preferred Stock, the Refinancing Capital Stock shall be subordinated in right of payment to the Exchangeable Preferred Stock on terms at least as favorable to the holders of Exchangeable Preferred Stock as those contained in the documentation governing the Capital Stock being so Refinanced;

            (h) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

            (i) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designation to be outstanding;

            (j) the incurrence by the Company of Junior Securities that are not Disqualified Stock; and

            (k) the incurrence by the Company of the Debentures in accordance with the terms of this Certificate of Designation.

            For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories described in clauses (a) through
(k) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item in any manner that complies with this covenant and such item will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph herein. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form or additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

            (c) Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company and its Subsidiaries shall not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                  (i) pay dividends or make any other distributions to the
            Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

                  (ii) make loans or advances to the Company or any of its
            Subsidiaries; or

                  (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

            (a) Existing Indebtedness;

            (b) applicable law;

            (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (e) Indebtedness or Preferred Stock in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness or Refinancing Capital Stock are not materially more restrictive than those contained in the agreements governing the Indebtedness or Capital Stock being refinanced;

            (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

            (g) Indebtedness incurred under clause (a) of the Section 9(b) hereof;

            (h) this Certificate of Designation, the Indenture, the Exchangeable Preferred Stock or the Debentures; or

            (i) in the case of clauses (a), (c), (e), (g) and (h) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

            (d) Merger, Consolidation or Sale of Assets. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

                  (i) the Company is the surviving entity or the entity or
            Person formed by or surviving any
            such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the entity or Person formed by or surviving any such
            consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the "Surviving Person") assumes all the obligations of the Company under the Exchangeable Preferred Stock;

                  (iii) immediately after such transaction no Default or Event of Default exists;

                  (iv) if the holders of at least 85% of the common stock of the
            Surviving Person immediately after such transaction are not, directly or indirectly, the same as the holders of the common stock of the Company immediately prior to such transaction, the Surviving Person, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under
            Section 9(b) hereof or (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness in an amount no greater than 30% of its Total Market Capitalization; and

                  (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

            (e) Transactions with Affiliates.

            The Company and its Subsidiaries shall not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

                  (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company; provided that

            (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company,

            (b) transactions between or among the Company and its Subsidiaries,

            (c) transactions permitted by the provisions of this Certificate of Designation described above under Section 9(a) hereof, and

            (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

            (f) Reports.

            The Company shall file within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the

Commission (unless the Commission will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Exchangeable Preferred Stock are outstanding, the Company will furnish copies of the SEC Reports to the holders of Exchangeable Preferred Stock at the time the Company is required to make such information available to investors who request it in writing. In addition, the Company has agreed that, for so long as any Exchangeable Preferred Stock remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      10. EXCHANGE OF EXCHANGEABLE PREFERRED STOCK FOR DEBENTURES.

            (a) The Company may at its option exchange all, but not less than all, of the then outstanding shares of Exchangeable Preferred Stock into the Debentures to be issued under an indenture (the "Indenture") in the form attached hereto as Annex A to be entered into between the Company and a trustee to be selected by the Company (the "Trustee") on any Dividend Payment Date, provided that on the date of such exchange: (A) there are no accumulated and unpaid dividends or Liquidated Damages, if any, on the Exchangeable Preferred Stock (including the dividends payable and Liquidated Damages on such date) or other contractual impediments to such exchange; (B) there shall be legally available funds sufficient therefor; (C) either (i) a registration statement relating to the Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange, and shall continue to be in effect on the date of such exchange; or
(ii) (A) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange, and that upon receipt of such Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof shall not be subject to any restrictions imposed by the Securities Act upon the resale thereof other than any such restrictions to which the holder thereof already is subject on the Exchange Date, and (B) such exemption is relied upon by the Company for such exchange; (D) if required by applicable law, the Indenture and the Trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended; (E) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Indenture) would exist under the Indenture; and (F) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of exchange, to the effect that all conditions to be satisfied prior to such exchange have been satisfied. In the event that the issuance of the Debentures is not permitted on the date of exchange or any of the conditions set forth in clauses (A) through
(F) of the preceding sentence are not satisfied on the date of exchange, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

            The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each holder of record of Exchangeable Preferred Stock, which notice shall state: (v) that the Company is exercising its option to exchange the Exchangeable Preferred Stock for Debentures pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the last sentence of this paragraph); (x) that the holder is to surrender to the Company, at the place or places where certificates for shares of Exchangeable Preferred Stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers, in the manner designated in the Exchange Notice, the certificate or certificates representing the shares of Exchangeable Preferred Stock to be exchanged; (y) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Debentures; and (z) that interest on the Debentures shall accrue from the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (A) through (F) above are satisfied, the Company shall issue Debentures in exchange for the Exchangeable Preferred Stock as provided in the next paragraph.

            (b) Upon any exchange pursuant to this paragraph 10, Debentures shall be issued in exchange for Exchangeable Preferred Stock, in registered form without coupons, in an amount equal the Liquidation Preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Exchange Date). Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Debentures to which its shares of Exchangeable Preferred Stock entitles it, provided that the Company may, at its option, pay cash in lieu of issuing a Debenture in a principal amount of less than $1,000.

            (c) Procedure for Exchange. (A) On or before the date fixed for exchange, each holder of Exchangeable Preferred Stock shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Debentures to be executed on the Exchange Date and, upon surrender in accordance with Exchange Notice of the certificates for any shares of Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Debentures. The Company shall pay interest and Liquidated Damages, if any, on the Debentures at the rate and on the dates specified therein from the Exchange Date.

            (d) If notice has been mailed as aforesaid, and if before the Exchange Date (1) the Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Debentures necessary for such exchange, then on and after the close of business on the Exchange Date, dividends shall cease to accrue on the outstanding shares of Exchangeable Preferred Stock and all of the rights of the holders of shares of the Exchangeable Preferred Stock as stockholders of the Company shall cease (except the right to receive Debentures and all accrued interest, if any, thereon), and the Person or Persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Debentures as of the Exchange Date.

      11. AMENDMENT.

            This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Exchangeable Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Exchangeable Preferred

Stock, voting separately as a class. Notwithstanding the foregoing, this Certificate of Designation may be amended by the Board of Directors in order to provide for the Series B Preferred Stock to have a Liquidation Preference of $1,000 per share.

      12. EXCLUSION OF OTHER RIGHTS.

            Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

      13. HEADINGS OF SUBDIVISIONS.

            The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      14. SEVERABILITY OF PROVISIONS.

            If any voting powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

      15. FORM OF EXCHANGEABLE PREFERRED STOCK.

            (a) The Exchangeable Preferred Stock shall initially be issued in the form of one or more Global Securities ("Global Securities"). The Global Securities shall be deposited on the Issue Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Security Holder").

            (b) So long as the Global Security Holder is the registered owner of any Exchangeable Preferred Stock, the Global Security Holder will be considered the sole holder under this Certificate of Designation of any shares of Exchangeable Preferred Stock evidenced by the Global Security. Beneficial owners of shares of Exchangeable Preferred Stock evidenced by the Global Security shall not be considered the owners or holders thereof under this Certificate of Designation for any purpose.

            (c) Payments in respect of the Liquidation Preference, dividends and Liquidated Damages, if any, on any Exchangeable Preferred Stock registered in the name of the Global Security Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Security Holder in its capacity as the registered holder under this Certificate of Designation. The Company may treat the persons in whose names Exchangeable Preferred Stock, including the Global Security, are registered as the owners thereof for the purpose of receiving such payments.

            (d) Any person having a beneficial interest in a Global Security may, upon request to the Company, exchange such beneficial interest for Exchangeable Preferred Stock in the form of registered definitive certificates (the "Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of Certificated Securities under this Certificate of Designation, then, upon surrender by the Global Security Holder of its Global Security, Exchangeable Preferred Stock in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Exchangeable Preferred Stock.

            (e) Each Global Security shall bear a legend in substantially the following form:

            "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
            YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO 31 CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (f) The shares of Exchangeable Preferred Stock and the Debentures issuable upon exchange thereof will bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
            (A) SUCH

            SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
            (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                                                                       Exhibit B

                   CERTIFICATE OF DESIGNATION OF VOTING POWER,

                             DESIGNATION PREFERENCES

                    AND RELATIVE, PARTICIPATING, OPTIONAL AND

                              OTHER SPECIAL RIGHTS

                         AND QUALIFICATIONS, LIMITATIONS

                                AND RESTRICTIONS

                                       OF

                                 14.12% SERIES H

                       REDEEMABLE PREFERRED STOCK DUE 2009

                                       OF

                         INTERMEDIA COMMUNICATIONS INC.

                         ------------------------------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                         ------------------------------

            A series of preferred stock having a par value of $1.00 per share, which shall be designated as Series H Redeemable Preferred Stock due 2009 (the "SERIES H PREFERRED STOCK") consisting of 22,500 shares, shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

            1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

            "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation,

Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

            "APPLICABLE REDEMPTION PRICE" means a price per share equal to the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) to the date of redemption if redeemed during the 12-month period commencing on January 1 of each of the years set forth below:

      2000......................................................     107.06%
      2001......................................................     105.65%
      2002......................................................     104.24%
      2003......................................................     102.83%
      2004......................................................     101.41%
      2005 and thereafter.......................................     100.00%

      "ASSET SALE" means when the Company and its Subsidiaries, whether in a single transaction or a series of related transactions occurring within any twelve-month period, (i) sell, lease, convey, dispose of or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) (other than sales, leases, conveyances, dispositions or other transfers (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company, (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 9(a) hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 9(d) hereof) or (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary), if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities (x) have a Fair Market Value in excess of $2.0 million or (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million.

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                                                                               3


            "AVERAGE WEIGHTED INTEREST RATE" means (a) the average weight of the interest rates charged under the Credit Facility, the Series B Preferred Stock, the Existing Senior Notes and the Existing Senior Subordinated Notes (or replacements of such instruments), as determined by you, which determination shall be conclusive absent manifest error PLUS (b) 300 basis points.

            "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; PROVIDED that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

            "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

            "CLOSING PRICE" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements. The average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

            "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "CONSOLIDATED CASH FLOW LEVERAGE RATIO" with respect to any Person means the ratio of the Consolidated Indebtedness and Liquidation Preference of such Person to the Consolidated EBITDA of such Person for the relevant period; PROVIDED, HOWEVER, that (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Disqualified Stock or Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness and Liquidation Preference for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period, (B) the discharge of any other Indebtedness or Preferred Stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be (A) reduced by an amount equal to

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                                                                               5


Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, PROVIDED, HOWEVER, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) or stock bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

            "CONSOLIDATED EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non- cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the

Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

            "CONSOLIDATED INDEBTEDNESS AND LIQUIDATION PREFERENCE" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness and liquidation preference of Preferred Stock of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

            "CONSOLIDATED INTEREST EXPENSE" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated with respect to such Indebtedness), (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period) and (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

            "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

            (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof,

            (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

            (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

            (iv) the cumulative effect of a change in accounting principles shall be excluded, and

            (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

            "CONTINGENT INVESTMENT" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "CREDIT FACILITY" means the Revolving Credit Agreement, dated as of December 22, 1999, as amended, among the Company, Bank of America, N.A., as administrative agent, The Bank of New York, and the other agents and lenders from time to time parties thereto, which permits the Company to borrow up to $350 million in unrestricted cash.

            "DATE OF DETERMINATION" means the Issue Date, and thereafter, the first day of each calendar month.

            "DATED DATE" means, with respect to any share of Series H Preferred Stock, the date such share was issued by the Company.

            "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "DISQUALIFIED STOCK" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to October 31, 2009; PROVIDED, HOWEVER, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to October 31, 2009 shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Series H Preferred Stock contained in Section 8 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Series H Preferred Stock as are required to be repurchased pursuant to Section 8 hereof.

            "DIVIDEND RATE" means the greater of 14.12% and the Average Weighted Interest Rate, as determined on and in effect from and including each Date of Determination. If on any Date of Determination the Average Weighted Interest Rate cannot reasonably be determined, the Dividend Rate will be 14.12%.

            "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

            "EVENT OF DEFAULT" means any Voting Rights Triggering Event.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

            "EXISTING INDEBTEDNESS" means the Notes, the Existing Senior Notes, the Existing Senior Subordinated Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

            "EXISTING JUNIOR PREFERRED STOCK" means the Company's 7% Series D Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock, 7% Series F Junior Convertible Preferred Stock and 7% Series G Junior Convertible Participating Preferred Stock.

            "EXISTING SENIOR NOTES" means the Company's 9-1/2% Senior Notes due 2009, 12-1/2% Senior Notes due 2006, 11-1/4% Senior Discount Notes due 2007, 8-7/8% Senior Notes due 2007, 8-1/2% Senior Notes due 2008 and 8.60% Senior Notes due 2008.

            "EXISTING SENIOR SUBORDINATED NOTES" means the Company's 12-1/4% Senior Subordinated Notes due 2009.

            "FAIR MARKET VALUE" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

            "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

            "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and PROVIDED FURTHER, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed; it being understood that Indebtedness with respect to this Certificate of Designation does not include any obligation with respect to the Series H Preferred Stock.

            "INTEREST RATE AGREEMENTS" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED, HOWEVER, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Certificate of Designation.

            "ISSUE DATE" means the initial issuance date of any shares of Series H Preferred Stock.

            "JOINT VENTURE" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

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                                                                              11


            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "LIQUIDATION PREFERENCE" means $10,000 per share of Series H Preferred Stock.

            "MARKETABLE SECURITIES" means:

            (i) Government Securities;

            (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

            (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

            (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

            (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

            "MERGER" means the merger contemplated by the Merger Agreement.

            "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among WorldCom, Inc., a Georgia corporation, WildCat Acquisition Corp., a Delaware corporation and the Company, dated as of September 1, 2000.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its

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                                                                              12


Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

            "NOTES" means any Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Purchase Agreement (the "NOTE PURCHASE AGREEMENT"), dated as of October 31, 2000, between the Company and WorldCom, Inc., as purchaser, as amended or supplemented from time to time.

            "NOTE PURCHASE AGREEMENT" is defined above in the definition of "Notes".

            "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

            "PERMITTED INVESTMENT" means (a) any Investments in the Company or any Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investments in property or assets to be used in (A) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date or (B) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; PROVIDED that within 180 days from the first date of any such Investment, either (A) such Person becomes a Subsidiary of the Company or any of its Subsidiaries or (B) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such Subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (h) Hedging Obligations permitted to be incurred by
Section 9(b) hereof; (i) bonds, notes, debentures or other securities received as a result of Asset Sales; and (j) the Investment deemed to have been made by the Company at such time as the Web Hosting Subsidiary ceases to be a Subsidiary of the Company by reason

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                                                                              13


of the issuance or sale of Equity Interests in the Web Hosting Subsidiary to the extent that the book value of such Investment at the time such Investment is deemed to have been made does not exceed $200.0 million in the aggregate.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "REDEEMABLE DIVIDEND" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "S&P" means Standard & Poor's Rating Group and its successors.

            "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

            "SENIOR NOTE INDENTURE" means any indenture governing Existing Senior Notes, as amended or supplemented from time to time.

            "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture governing the Existing Senior Subordinated Notes, as amended or supplemented from time to time.

            "SERIES B PREFERRED STOCK" means the Company's 13-1/2% Series B Redeemable Exchangeable Preferred Stock due 2009.

            "SUBSIDIARY" of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof; PROVIDED that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

            "TELECOMMUNICATIONS BUSINESS" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

            "TELECOMMUNICATIONS RELATED ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

            "TOTAL COMMON EQUITY" of any Person means, as of any date of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors.

            "TOTAL MARKET CAPITALIZATION" of any Person means, as of any day of determination, the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and
(ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding share of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the

Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

            "TRADING DAY", with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

            "VENDOR INDEBTEDNESS" means any Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition or construction of Telecommunications Related Assets.

            "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "WEB HOSTING SUBSIDIARY" means the Subsidiary of the Company substantially all of the assets of which consist of assets used exclusively in the conduct of the Company's internet web hosting business.

            2. RANKING. The Series H Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series H Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "JUNIOR SECURITIES"); (ii) on a parity with the Existing Junior Preferred Stock, any additional shares of Existing Junior Preferred Stock or Series H Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series H Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "PARITY SECURITIES"); and (iii) junior to the Series B Preferred Stock and each class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series H Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "SENIOR SECURITIES").

            No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series H Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

            3. DIVIDENDS. (a) The holders of shares of the Series H Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends with respect to each share of Series H Preferred Stock from the Dated Date accruing at the Dividend Rate of the Liquidation Preference per share per annum, payable quarterly in arrears on each of the last days of March, June, September and December or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "DIVIDEND PAYMENT DATE"), to the holders of record as of the next preceding March 15, June 15, September 15 and December 15, (each, a "RECORD DATE"). Dividends shall be payable in cash. Dividends payable on the Series H Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

            (b) Dividends on the Series H Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Series H Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

            (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series H Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series H Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series H Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series H Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

            4. LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Series H Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series H Preferred Stock held by such holder, plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued and unpaid dividends, if any, to which holders of Series H Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series H Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series H Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

            5. REDEMPTION BY THE COMPANY. (a) On October 31, 2009 (the "MANDATORY REDEMPTION DATE"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series H Preferred Stock at a price in cash equal to the Applicable Redemption Price. The Company shall not be required to make sinking fund payments with respect to the Series H Preferred Stock.

The Company shall take all actions required or permitted under the DGCL to permit such redemption.

            (b) The Series H Preferred Stock may be redeemed at any time, in whole or in part, at the option of the Company at the Applicable Redemption Price.

            (c) In case of redemption of less than all of the shares of Series H Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

            (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "REDEMPTION DATE"), by first class mail, postage prepaid, to all holders of record of the Series H Preferred Stock at their last addresses as they shall appear on the books of the Company; PROVIDED, HOWEVER, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series H Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series H Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

            (e) If notice has been mailed in accordance with Section 5(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series H Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series H Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed

(properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

            (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series H Preferred Stock shall be irrevocable except that:

            (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

            (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Series H Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

            (g) No Series H Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

            (h) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Series H Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed.

            (i) All shares of Series H Preferred Stock redeemed pursuant to this
Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series H Preferred Stock.

            6. [INTENTIONALLY OMITTED.]

            7. VOTING RIGHTS. (a) The holders of record of outstanding shares of Series H Preferred Stock shall be entitled to vote, together with all the outstanding shares of common stock, and not by class, except as otherwise required by Delaware law, on all matters on which holders of common stock are entitled to vote. Each outstanding share of Series H Preferred Stock shall be entitled to one-tenth of one vote per share of Series H Preferred Stock. Additionally, the holders of record of shares of the Series H Preferred Stock shall have voting rights as required by law and as hereinafter provided in this Section 7.

            (b) Upon:

            (i) the accumulation of accumulated and unpaid dividends on the outstanding Series H Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive);

            (ii) the failure of the Company to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series H Preferred Stock;

            (iii) the failure of the Company to make a Change of Control Offer on the terms and in accordance with the provisions described below in
      Section 8 hereof;

            (iv) the failure of the Company to comply with any of the other covenants or agreements set forth in this Certificate of Designation and the continuance of such failure for 60 consecutive days or more after notice; or

            (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses
      (i), (ii), (iii), (iv) and (v) being referred to herein as a "VOTING RIGHTS TRIGGERING EVENT");

then the holders of a majority of the outstanding shares of Series H Preferred Stock, voting as a separate single class, shall be entitled to elect such number of members to the Board of Directors of the Company constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number); PROVIDED, HOWEVER, that such number shall be no less than one nor greater than two, and the number of members of the Company's Board of Directors shall be immediately and automatically increased by one or two, as the case may be. The voting rights provided for in this Section 7 shall be the exclusive remedy for the holders of the Series H Preferred Stock for any violation by the Company of its obligations under this Certificate of Designation that constitutes an Event of Default.

            (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Series H Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Series H Preferred Stock. Such right of the holders of Series H Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Triggering Events have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

            (d) At any time when such voting right shall have vested in the holders of Series H Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 10% or more of the Series H Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Series H Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series H Preferred Stock then outstanding may designate in writing a holder of Series H Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Series H Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

            (e) If any director so elected by the holders of Series H Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series H Preferred Stock then outstanding may, at a special meeting of the holders called as

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                                                                              22


provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

            (f) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series H Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

            (i) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible into or evidencing the right to purchase, shares of any class or series of Senior Securities, except, the Company may issue Senior Securities pursuant to Section 9(b) hereof;

            (ii) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities, except, the Company may authorize and issue: (i) shares of the Series H Preferred Stock as provided herein and additional shares of Series H Preferred Stock pursuant to the Note Purchase Agreement and (ii) Parity Securities pursuant to Section 9(b) hereof;

            (iii) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series H Preferred Stock;

            (iv) authorize the issuance of any additional shares of Series H Preferred Stock other than pursuant to the Note Purchase Agreement; or

            (v) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

PROVIDED, HOWEVER, that the Company may not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 66-2/3% of the then outstanding shares of Series H Preferred Stock, voting or consenting, as the case may be, as one class.

            (g) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series H Preferred Stock held by a non-consenting holder):

            (i) alter the voting rights with respect to the Series H Preferred Stock or reduce the number of shares of Series H Preferred Stock whose holders must consent to an amendment, supplement or waiver;

            (ii) (x) reduce the Liquidation Preference of or (y) change the Mandatory Redemption Date of any share of Series H Preferred Stock or (z) alter the provisions with respect to the redemption of the Series H Preferred Stock other than (in the case of this clause (z)) as provided in
      Section 8(f) hereof;

            (iii) reduce the rate of or change the time for payment of dividends on any share of Series H Preferred Stock;

            (iv) waive the consequences of any failure to pay dividends on the Series H Preferred Stock;

            (v) make any share of Series H Preferred Stock payable in any form other than that stated in this Certificate of Designation;

            (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series H Preferred Stock to receive the Liquidation Preference and dividends on the Series H Preferred Stock;

            (vi) waive a redemption payment with respect to any share of Series H Preferred Stock (except as provided with respect to Section 8 hereof); or

            (vii) make any change in the foregoing amendment and waiver provisions.

            (h) The Company in its sole discretion may, without the vote or consent of any holders of the Series H Preferred Stock, amend or supplement this Certificate of Designation:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Series H Preferred Stock in addition to or in place of certificated Series H Preferred Stock; or

            (iii) to make any change that would provide any additional rights or benefits to the holders of the Series H Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series H Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series H Preferred Stock.

            8. CHANGE OF CONTROL. (a) Subject to paragraph 8(f), upon the occurrence of a Change of Control, the Company shall make an offer (the "CHANGE OF CONTROL OFFER") to each holder of shares of Series H Preferred Stock to repurchase all or any part (but not, in the case of any holder requiring the Company to purchase less than all of the shares of Series H Preferred Stock held by such holder, any fractional shares) of such holder's Series H Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accumulated and unpaid dividends, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

            (b) The Change of Control Offer shall include all instructions and materials necessary to enable holders to tender their shares of Series H Preferred Stock.

            (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series H Preferred Stock as a result of a Change of Control.

            (d) Within 30 days following any Change of Control, the Company shall mail a notice to each holder stating:

            (i) that the Change of Control Offer is being made pursuant to this
      Section 8 and that all shares of Series H Preferred Stock tendered will be accepted for payment;

            (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

            (iii) that any share of Series H Preferred Stock not tendered will continue to accumulate dividends;

            (iv) that, unless the Company fails to pay the Change of Control Payment, all shares of Series H Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

            (v) that holders electing to have any shares of Series H Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series H Preferred Stock, with the form entitled "Option of Holder to

      Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series H Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such shares purchased; and

            (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

            (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Series H Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) promptly mail to each holder of shares of Series H Preferred Stock tendered an amount equal to the Change of Control Payment in respect of all shares of Series H Preferred Stock or portions thereof so tendered and (iii) promptly issue a new certificate representing the shares of Series H Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series H Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (f) Notwithstanding the foregoing, if, at the time of a Change of Control, the Company is prohibited by the terms of any Indebtedness from purchasing shares of Series H Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of this Section 8, but in any event within 90 days following a Change of Control, the Company shall either (i) repay in full all outstanding Indebtedness or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Series H Preferred Stock required by this covenant. The Company must first comply with the covenants in its outstanding Indebtedness or take the actions described in the preceding sentence before it will be required to repurchase shares of Series H Preferred Stock in the event of a Change of Control; PROVIDED, that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Series H Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. Moreover, the Company will not repurchase or redeem any Series H Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Existing Senior Notes and

Existing Senior Subordinated Notes pursuant to the Change of Control covenants in the Senior Notes Indentures and Senior Subordinated Notes Indenture.

            (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Series H Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

            9. CERTAIN COVENANTS. (a) Restricted Payments.

            The Company and its Subsidiaries shall not, directly or indirectly:

            (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company that are Junior Securities or of any of its Subsidiaries other than dividends or distributions payable (A) in Junior Securities of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

            (ii) purchase, redeem, defease, retire or otherwise acquire for value ("RETIRE" and correlatively, a "RETIREMENT") any Equity Interests of the Company that are Junior Securities or of any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

            (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

                  (A) no Default or Event of Default has occurred and is
            continuing or would occur as a consequence thereof;

                  (B) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 9(b) hereof; and

                  (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date including any Restricted Payments made pursuant to clauses (i), (iii) and (iv) of the next paragraph), is less than the sum of

                        (w) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from June 30, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                        (x) 100% of the aggregate net cash proceeds received by
                  the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after June 30, 1996 (other than any such Equity Interests, the proceeds of which were used as set forth in clause (ii) below), plus

                        (y) 100% of the sum of, without duplication, (1)
                  aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or Fair Market Value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; PROVIDED that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (vi) of the next succeeding paragraph, PLUS

                        (z) $10.0 million.

            The foregoing provisions will not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions hereof;

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                                                                              28


            (ii) the Retirement of any Junior Securities of the Company or Equity Interests of any Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Junior Securities of the Company (other than Disqualified Stock) or other Equity Interests of such Subsidiary that is not Disqualified Stock;

            (iii) the Retirement of any Junior Securities of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and

            (iv) Investments in any Joint Venture; PROVIDED that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (iv) to exceed the greater of (x) $25.0 million and (y) 5% of the Total Common Equity of the Company;

            (v) the payment of cash in lieu of fractional shares (a) payable as dividends on Equity Interests of the Company or (b) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company or (c) issuable as a result of a corporate reorganization; PROVIDED that, in the case of (a) and (b), the issuance of such Equity Interests or securities and, in the case of (c), such corporate reorganization, is permitted under the terms of this Agreement; and

            (vi) Investments with the net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) after December 31, 1997;

PROVIDED, HOWEVER, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), and (iv), no Default or Event of Default shall have occurred and be continuing.

            A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition thereof, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

            The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the Fair Market Value of such Investments at the time of such designation and (z) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

            The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 9(b) hereof and (ii) no Default or Event of Default would be in existence following such designation.

            (b) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.

            (i) The Company and its Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) and

            (ii) The Company and its Subsidiaries shall not issue any Disqualified Stock or any Preferred Stock (other than Series H Preferred Stock pursuant to this Certificate of Designation and the Note Purchase Agreement),

PROVIDED, HOWEVER, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock or any Preferred Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance does not exceed 5.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period. If the Company incurs any Indebtedness or issues or redeems any Preferred Stock or

Disqualified Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

            The foregoing limitation will not apply to (with each exception to be given independent effect):

            (a) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under the Credit Facility;

            (b) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness; PROVIDED that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

            (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Notes;

            (d) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding;

            (e) the incurrence by the Company of Indebtedness or Preferred Stock in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by the Company after June 30, 1996 from the issuance and sale of Equity Interests of the Company plus the fair market value of Equity Interests (other than Disqualified Stock) issued in connection with any acquisition of any Telecommunications Business;

            (f) the incurrence by the Company and/or any of its Subsidiaries of Acquired Debt in connection with any acquisition of any Telecommunications Business in an amount not to exceed $50.0 million;

            (g) the incurrence (a "PERMITTED REFINANCING") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("REFINANCE" and correlatively, "REFINANCED" and "REFINANCING") Indebtedness (or the incurrence of Preferred Stock or Disqualified

Stock to Refinance Preferred Stock or Disqualified Stock, as the case may be), other than Indebtedness incurred pursuant to clause (a) above, but only to the extent that:

            (1) the net proceeds of such Refinancing Indebtedness or Refinancing Capital Stock, as the case may be, does not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) or the liquidation preference of the Capital Stock so Refinanced plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

            (2) the Refinancing Indebtedness or the Refinancing Capital Stock, as the case may be, shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness or Capital Stock being Refinanced; and

            (3) if the Capital Stock being Refinanced is subordinated in right of payment to the Series H Preferred Stock, the Refinancing Capital Stock shall be subordinated in right of payment to the Series H Preferred Stock on terms at least as favorable to the holders of the Series H Preferred Stock as those contained in the documentation governing the Capital Stock being so Refinanced;

            (h) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

            (i) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designation to be outstanding;

            (j) the incurrence by the Company of additional Indebtedness under the Note Purchase Agreement; and

            (k) the incurrence by the Company of Junior Securities that are not Disqualified Stock.

            For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories described in clauses (a) through
(j) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item in any manner that complies with this covenant and such item will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph herein. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, common stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

            (c) Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company and its Subsidiaries shall not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

            (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

            (ii) make loans or advances to the Company or any of its Subsidiaries; or

            (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries;

except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

            (a) Existing Indebtedness;

            (b) applicable law;

            (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (e) Indebtedness or Preferred Stock in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness or Refinancing Capital Stock are not materially more restrictive than those contained in the agreements governing the Indebtedness or Capital Stock being refinanced;

            (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

            (g) Indebtedness incurred under clause (a) of the Section 9(b) hereof;

            (h) this Certificate of Designation and the Series H Preferred
      Stock;

            (i) the Note Purchase Agreement and the Notes, the Senior Note Indentures and the Existing Senior Notes, the Senior Subordinated Note Indenture and the Existing Senior Subordinated Notes, or future Indebtedness with substantially similar restrictions, if any, to the Notes, Existing Senior Notes or the Existing Senior Subordinated Notes.

            (j) in the case of clauses (a), (c), (e), (g), (h) and (i) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

            (d) Merger, Consolidation or Sale of Assets.

            With the exception of the Merger, the Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

            (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the

      "SURVIVING PERSON") assumes all the obligations of the Company under the Series H Preferred Stock;

            (iii) immediately after such transaction no Default or Event of Default exists;

            (iv) if the holders of at least 85% of the common stock of the Surviving Person immediately after such transaction are not, directly or indirectly, the same as the holders of the common stock of the Company immediately prior to such transaction, the Surviving Person, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 9(b) hereof or (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness (net of cash and cash equivalents that are not restricted cash or restricted cash equivalents as reflected on the Company's consolidated balance sheet as at the time of such event) in an amount no greater than 40% of its Total Market Capitalization; and

            (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

            (e) Transactions with Affiliates.

            The Company and its Subsidiaries shall not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

            (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

            (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company;

PROVIDED that

            (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company,

            (b) transactions between or among the Company and its Subsidiaries,

            (c) transactions permitted by the provisions of this Certificate of Designation described above under Section 9(a) hereof, and

            (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

            (f) Reports.

            In the event the Company is not required or shall cease to be required to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act (SEC REPORTS"), the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any shares of Series H Preferred Stock are outstanding, the Company will furnish copies of the SEC Reports to the holders of Series H Preferred Stock at the time the Company is required to make such information available to investors who request it in writing.

            (g) Asset Sales.

            The Company and its Subsidiaries shall not, whether in a single transaction or a series of related transactions occurring within any twelve-month period,

            (i) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company, (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under
      Section 9(a) hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 9(d) hereof or

            (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary of the Company),

if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities:

            (x) have a Fair Market Value in excess of $2.0 million; or

            (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million (each of the foregoing, an "ASSET SALE"), unless:

                  (a) no Default or Event of Default exists or would occur as a result thereof;

                  (b) the Company, or such Subsidiary, as the case may be,
            receives consideration at the time of such Asset Sale at least equal to the Fair Market Value, of the assets or securities issued or sold or otherwise disposed of; and

                  (c) except with respect to an Asset Sale constituting the
            issuance or sale of Equity Interests in the Web Hosting Subsidiary, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that
            (A) the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes, obligations or other securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and (B) an amount equal to the Fair Market Value (determined as set forth in clause
            (b) above) of (1) Telecommunications Related Assets received by the Company or any such Subsidiary from the transferee that will be used by the Company or any such Subsidiary in the operation of a Telecommunications Business in the United States and (2) the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Subsidiary (provided that such Voting Stock is converted to cash within 270 days or such Person concurrently becomes or is a Subsidiary of the Company) shall be deemed to be cash for purposes of this clause (c).

            The foregoing provisions shall not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by Section 9(d) hereof.

            10. [INTENTIONALLY OMITTED.]

            11. AMENDMENT. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series H Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series H Preferred Stock, voting separately as a class.

            12. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series H Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series H Preferred Stock shall have no preemptive or subscription rights.

            13. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            14. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series H Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series H Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series H Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series H Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series H Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

            15. FORM OF SERIES H PREFERRED STOCK. The shares of Series H Preferred Stock will be issued in the form of registered definitive certificates (the "CERTIFICATED

SECURITIES"). Upon such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, the purchaser thereof (or the nominee of the purchaser). Each Certificated Security will bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law (the "RESTRICTED SHARES LEGEND"):

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            16. PAYMENT. (a) The Company shall maintain (i) an office or agency where shares of Series H Preferred Stock may be presented for payment (the "PAYING AGENT") and (ii) a Registrar, which shall be an office or an agency where shares of Series H Preferred Stock may be presented for transfer. The Company may appoint the Registrar and the Paying Agent and may appoint one or more additional paying agents in such other locations as it shall determine. The Company may change any Paying Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar or coregistrar.

            (b) Neither the Company nor the Registrar shall be required (A) to issue, countersign or register the transfer of or exchange any share of Series H Preferred Stock during a period beginning at the opening of business 15 days before any Mandatory Redemption Date (as defined under Section 5(a)) and ending at the close of business on

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such Mandatory Redemption Date or (B) to register the transfer of or exchange any share of Series H Preferred Stock selected for redemption.

            (c) If shares of Series H Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series H Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on shares of Series H Preferred, the shares of Series H Preferred Stock so issued shall bear the Restricted Shares Legend, unless the holders of such shares shall request such Restricted Shares Legend be removed, and outside counsel for such holders provides the Company with a written opinion satisfactory to the Company that the transfer of such shares is no longer restricted by the Securities Act.

            (d) Each holder of a share of Series H Preferred Stock agrees to indemnify the Company and the Registrar against any liability that directly results from the transfer, exchange or assignment by such holder of such holder's share of Series H Preferred Stock in violation of any provision of this Certificate of Designation and/or applicable Federal or state securities law; PROVIDED, HOWEVER, that such indemnity shall not apply to acts of wilful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

            (e) Payments due on the shares of Series H Preferred Stock shall be payable at the office or agency of the Paying Agent maintained for such purpose in The City Of New York and at any other office or agency maintained by the Paying Agent for such purpose. If any such payment is in cash, it shall be payable in United States dollars by wire transfer of immediately available funds (provided that appropriate wire instructions have been received by the Paying Agent at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; PROVIDED that, if there are ever more than 10 holders of Series H Preferred Stock, at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series H Preferred Share Register; and PROVIDED FURTHER that any payment to a holder in excess of $100,000 shall be made by wire transfer of immediately available funds at the request of such holder.

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                                                                       EXHIBIT C

The Certificate of Designation of the Company for the Junior Preferred Stock shall be as follows:

            SECTION 1. DESIGNATION AND AMOUNT. There shall be a series of the Preferred Stock which shall be designated as the "Junior Preferred Stock", par value $1.00 per share, and the number of shares constituting such series shall be 70,750. The liquidation value of the Junior Preferred Stock shall be $100,000 per share (the "Liquidation Value"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than that of the shares then outstanding.

            Capitalized terms used herein but not defined shall have the meanings assigned to them in Section 2.

            SECTION 2. DEFINITIONS. As used herein, the following terms shall have the following meanings (including the plural as well as the singular) unless the context otherwise requires:

            "Board of Directors" means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof or any person to whom such authority has been duly delegated.

            "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as amended from time to time.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Company" means Intermedia Communications Inc., a Delaware corporation.

            "DGCL" means the General Corporation Law of the State of Delaware.

            "including" means including without limitation.

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                                                                               2


            "Junior Securities" means all classes of common stock of the Company.

            "Junior Preferred Stock" means a series of junior preferred stock, par value $1.00 per share, of the Company having the voting powers, preferences, liquidation value and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth herein.

            "Liquidation Value" has the meaning specified in Section 1.

            "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel acceptable to the holder of the Junior Preferred Stock. The counsel may be an employee of or counsel to the Company.

            "Parity Securities" means any additional shares of Junior Preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the date hereof by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company.

            "Quarterly Dividend Payment Date" means each regular quarterly dividend payment date as established by the Board of Directors.

            "Senior Securities" means (a) any class of preferred stock, the terms of which expressly provide that such preferred stock ranks senior to any other class of capital stock the terms of which do not expressly provide that such class of capital stock

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                                                                               3


      ranks senior to or on a parity with such preferred stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company and (b) each other class of capital stock or series of preferred stock established after the date hereof by the Board of Directors, the terms of which do not expressly provide that it ranks junior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company.

            "Successor Company" has the meaning specified in Section 8(a).

            SECTION 3. RANKING. The Junior Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation (voluntary or otherwise), winding-up and dissolution of the Company, (a) senior to all Junior Securities; (b) on a parity with any Parity Securities; and (c) junior to all Senior Securities.

            SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) GENERAL. Subject to the rights of the holders of any Senior Securities, the holders of shares of Junior Preferred Stock, in preference to the holders of Junior Securities, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Junior Preferred Stock, in an amount per share determined from time to time by the Board of Directors. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

            (b) PAYMENTS TO JUNIOR SECURITIES. So long as any shares of Junior Preferred Stock are outstanding, the Company will not:

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                                                                               4


            (i) declare, pay or set apart for payment on any Junior Securities any dividends, other than pay-in-kind dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Securities, or declare or make any other distribution on the Junior Securities;

            (ii) redeem, purchase or otherwise acquire any Junior Securities for any consideration, directly or indirectly except by conversion into or exchange for Junior Securities; or

            (iii) pay or make available any monies for a sinking fund for the redemption of any Junior Securities, unless,

                  (A) in the case of clause (i) above, the Company declares and pays, or sets apart for payment a sum sufficient for the payment of, a dividend on the Junior Preferred Stock in an amount per share equal to the dividend paid on such Junior Security, and

                  (B) in the case of clauses (ii) and (iii) above, the Company sets apart an amount in cash for redemption, purchase or other acquisition of the Junior Preferred Stock in an amount equal to the amount of the payment to redeem, purchase or otherwise acquire such Junior Securities.

The foregoing provisions will not prohibit the redemption, purchase or other acquisition of any shares of Common Stock for purposes of any of the Company's or its subsidiaries' employee benefit or incentive plans.

            SECTION 5. VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights:

            (a) Each share of Junior Preferred Stock shall entitle the holder thereof to one-tenth of one vote on all matters submitted to a vote of the stockholders of the Company.

            (b) Except as otherwise provided herein, in the Certificate of Incorporation, or by law, the holders of shares of Junior Preferred Stock, the holders of shares of

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                                                                               5


Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

            (c) Except as otherwise set forth herein or in the Certificate of Incorporation, and except as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            SECTION 6. REACQUIRED SHARES. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Junior Preferred Stock which may be reissued as part of a new series of Junior Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

            SECTION 7. LIQUIDATION RIGHTS. The holders of shares of Junior Preferred Stock shall have the following liquidation rights:

            (a) VOLUNTARY, INVOLUNTARY LIQUIDATION. Subject to the rights of the holders of any shares of Senior Securities, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, each holder of shares of Junior Preferred Stock will be entitled to, before any distribution shall be made to the holders of shares of Junior Securities (either as to dividends or upon liquidation, dissolution or winding up), an amount equal to the Liquidation Value per share of Junior Preferred Stock held by such holder, plus accrued and unpaid dividends, if any, to the date fixed for such liquidation (voluntary or otherwise), dissolution or winding up of the Company. Following the payment of the full amount of the Liquidation Value, plus accrued and unpaid dividends, if any, on the date fixed for such liquidation (voluntary or otherwise), dissolution or winding up of the Company, no additional distributions shall be made to the holders of shares of Junior Preferred Stock and the holders of Junior Securities shall be entitled to receive all remaining assets of the

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                                                                               6


Company according to their respective rights and preferences.

            (b) PARTIAL PAYMENT. In the event there are not sufficient assets available to permit payment in full of the Liquidation Value and the liquidation values of all other classes or series of capital stock, if any, which constitute Parity Securities, then such remaining assets shall be distributed ratably to the holders of such Parity Securities in proportion to their respective liquidation values, plus accrued and unpaid dividends, if any, to which each is entitled.

            (c) MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For purposes of this Section 7, the merger or consolidation of the Company with any other corporation, including a merger in which the holders of Junior Preferred Stock receive cash or property for their shares, or the sale of substantially all of the assets of the Company, shall not constitute a liquidation (voluntary or otherwise), dissolution or winding up of the Company.

            SECTION 8. CONSOLIDATION, MERGER, ETC. (a) The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless: (i) the successor, transferee or lessee (if not the Company) (the "Successor Company") is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia; (ii) the shares of Junior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, liquidation value and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, the Junior Preferred Stock had immediately prior to such transaction; and (iii) the Company delivers to the holders of the Junior Preferred Stock an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designations.

            (b) The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for,

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                                                                               7


and may exercise every right and power of, the Company under the Junior Preferred Stock, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligations with respect to the Junior Preferred Stock.

            SECTION 9. OTHER RIGHTS. The Junior Preferred Stock shall not have any voting powers, preferences, liquidation value or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

            SECTION 10. REDEMPTION. The shares of Junior Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence, the Company may acquire shares of Junior Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation.

            SECTION 11. AMENDMENT. The provisions hereof and the Certificate of Incorporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Junior Preferred Stock without, in addition to any other vote of the stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Junior Preferred Stock, voting together as a single class.

            SECTION 12. FRACTIONAL SHARES. Junior Preferred Stock may be not be issued in fractions of a share.